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[PricewaterhouseCoopers Letterhead]                                Exhibit 23.1

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SECURITIES & EXCHANGE COMMISSION





CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the reference to our firm under the caption "Experts" and to the use in this Registration Statement on Form S-2 and related Prospectus of Lions Gate Entertainment Corp. dated April 29, 2003 of our report dated June 22, 2001, except for note 2(a) which is at April 28, 2003, relating to the consolidated financial statements of Lions Gate Entertainment Corp. which appears in such Registration Statement and related Prospectus.





/s/ PricewaterhouseCoopers LLP



Toronto, Canada
April 29, 2003